Exhibit 25(c)


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                  -----------------


                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                  -----------------

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


                    New York                           13-5160382
          (Jurisdiction of incorporation          (I.R.S. Employer
           if not a U.S. national bank)           Identification No.)

           48 Wall Street, New York, New York               10286
          (Address of principal executive offices)        (Zip code)

                                  -----------------

                           TEXAS UTILITIES ELECTRIC COMPANY
                 (Exact name of obligor as specified in its charter)


                         Texas                            75-1837355
               (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)         Identification No.)

                    1601 Bryan Street
                       Dallas, Texas                        75201
          (Address of principal executive offices)        (Zip code)

                                  -----------------

                              Guarantee with respect to
             TU Electric Capital I Trust Originated Preferred Securities*
                         (Title of the indenture securities)

          *Specific title to be determined in connection with sale of Trust
           Originated Preferred Securities

          Item 1.   General Information.

                    Furnish the following information as to the Trustee:

                    (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the     2 Rector Street, New York,
            State of New York                  N.Y. 10006 and Albany, N.Y.
                                               12203
          Federal Reserve Bank of New        33 Liberty Plaza, New York,
            York                               N.Y. 10045
          Federal Deposit Insurance          550 17th Street, N.W.,
            Corporation                        Washington, D.C. 20429
          New York Clearing House            New York, N.Y.
            Association

                    (b) Whether it is authorized to exercise corporate trust powers.

                         Yes.

          Item 2.   Affiliations with Obligor.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None. (See Note on page 2.)*

          Item 16.  List of Exhibits.

                    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

                    1.   -    A copy of the Organization Certificate of The
                              Bank of New York (formerly Irving Trust
                              Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                              (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-
                              6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
                              Exhibit 1 to Form T-1 filed with Registration
                              Statement No. 33-29637.)

                    4.   -    A copy of the existing By-laws of the
                              Trustee.  (Exhibit 4 to Form T-1 filed with
                              Registration Statement No. 33-31019.)

                    6.   -    The consent of the Trustee required by
                              Section 321(b) of the Act.  (Exhibit 6 to
                              Form T-1 filed with Registration Statement
                              No. 33-44051.)

                    7.   -    A copy of the latest report of condition of
                              the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

          ----------------
               *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                         NOTE

                    Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

                    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of September, 1995.


                                             THE BANK OF NEW YORK


                                             By:  /s/ WALTER N. GITLIN
                                                  ---------------------
                                                    Walter N. Gitlin
                                                     Vice President

                                                                EXHIBIT 7
                                                              (Page 1 of 3)

                                 THE BANK OF NEW YORK
                       of 48 Wall Street, New York, N.Y. 10286

               And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
          ASSETS                                              in Thousands
          ------                                             --------------

          Cash and balances due from
            depository institutions:
            Noninterest-bearing balances
              and currency and coin . . . . . . . . . . . . .   $ 3,025,419
            Interest-bearing balances . . . . . . . . . . . .       881,413
          Securities:
            Held-to-maturity securities . . . . . . . . . . .     1,242,368
            Available-for-sale securities . . . . . . . . . .     1,774,079
          Federal funds sold in domestic
            offices of the bank . . . . . . . . . . . . . . .     5,503,445
          Securities purchased under
            agreements to resell  . . . . . . . . . . . . . .       200,634
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income. . . . . . .  26,599,533
            LESS:  Allowance for loan and
              lease losses. . . . . . 516,283
              Loans and leases, net of unearned
                income and allowance  . . . . . . . . . . . .    26,083,250
          Assets held in trading accounts . . . . . . . . . .     1,455,639
          Premises and fixed assets (including
            capitalized leases) . . . . . . . . . . . . . . .       612,547
          Other real estate owned . . . . . . . . . . . . . .        79,667
          Investments in unconsolidated subsid-
            iaries and associated companies . . . . . . . . .       198,737
          Customers' liability to the bank on
            acceptances outstanding . . . . . . . . . . . . .     1,111,464
          Intangible assets . . . . . . . . . . . . . . . . .       105,263
          Other assets  . . . . . . . . . . . . . . . . . . .     1,237,264
                                                                  ---------
          Total assets  . . . . . . . . . . . . . . . . . . .   $43,511,189
                                                                ===========


          LIABILITIES
          -----------

          Deposits:
            In domestic offices . . . . . . . . . . . . . . .   $19,233,885

                                                                EXHIBIT 7
                                                              (Page 2 of 3)

            Noninterest-bearing. . .7,677,954
            Interest-bearing. . . .11,555,931
            In foreign offices, Edge and
            Agreement subsidiaries and IBFs . . . . . . . . .    12,641,676
            Noninterest-bearing. . . . 72,479
            Interest-bearing. . . .12,569,197
          Federal funds purchased and securities
            sold under agreements to repurchase
            in domestic offices of the bank and
            of its Edge and Agreement subsid-
            iaries, and in IBFs:
            Federal funds purchased . . . . . . . . . . . . .     1,747,659
            Securities sold under agreements
              to repurchase . . . . . . . . . . . . . . . . .        73,553
          Demand notes issued to the U.S.
            Treasury  . . . . . . . . . . . . . . . . . . . .       300,000
          Trading liabilities . . . . . . . . . . . . . . . .       738,317
          Other borrowed money:
            With original maturity of one year or less . . . 1,586,443 With original maturity of more than
              one year  . . . . . . . . . . . . . . . . . . .       220,877
            Bank's liability on acceptances
              executed and outstanding  . . . . . . . . . . .     1,113,102
          Subordinated notes and debentures . . . . . . . . .     1,053,860
          Other liabilities . . . . . . . . . . . . . . . . .     1,489,252
                                                                  ---------
          Total liabilities . . . . . . . . . . . . . . . . .    40,198,624
                                                                 ----------


          EQUITY CAPITAL
          --------------

          Common stock  . . . . . . . . . . . . . . . . . . .       942,284
          Surplus . . . . . . . . . . . . . . . . . . . . . .       525,666
          Undivided profits and capital
            reserves  . . . . . . . . . . . . . . . . . . . .     1,849,221
          Net unrealized holding gains (losses)
            on available-for-sale securities  . . . . . . . .    (     662)
          Cumulative foreign currency
            translation adjustments . . . . . . . . . . . . .    (   3,944)
                                                                 ----------
          Total equity capital  . . . . . . . . . . . . . . .     3,312,565
                                                                  ---------
          Total liabilities and equity capital  . . . . . . .   $43,511,189
                                                                ===========


               I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman

                                                                EXHIBIT 7
                                                              (Page 3 of 3)

               We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                    J. Carter Bacot     )
                    Thomas A. Renyi     )     Directors
                    Samuel F. Chevalier )